EXHIBIT 10.2

S-2

THIRTEENTH AMENDING AGREEMENT
Performance Guarantee Confirmation
Reference is made to a Performance Guarantee dated as of December 16, 2014 made by the undersigned in favour of the Purchaser (the “Performance Guarantee”). The undersigned acknowledges and confirms that the performance guarantee remains in full force and effect     notwithstanding the entering into of this Thirteenth Amending Agreement
Dated as of the 15th day of December, 2025.

WINTRUST FINANCIAL CORPORATION
By:	/s/David A. Dykstra
Name: David A. Dykstra
Title: Vice Chairman and Chief Operating Officer

By:	/s/Kathleen M. Boege
Name: Kathleen M. Boege
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

Signature Page to Thirteenth Amending Agreement